                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant        [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [x]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          AIR-CURE TECHNOLOGIES, INC.
                (Name of Registrant as specified in its Charter)


                          AIR-CURE TECHNOLOGIES, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

                (1) Title of each class of securities to which the transaction applies:

                     ______________________________________________

                (2) Aggregate number of securities to which the transaction applies:

                     ______________________________________________

                (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                     ______________________________________________

                (4)  Proposed maximum aggregate value of transaction:

                     ______________________________________________

                (5)  Total fee paid:

                     ______________________________________________

     [x]  Fee paid previously with preliminary materials
     [ ] Check Box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:  ________________________________________
          (2)  Form, Schedule or Registration Statement No.:  __________________
          (3)  Filing Party:  __________________________________________________
          (4)  Date Filed:  ____________________________________________________

                          AIR-CURE TECHNOLOGIES, INC.

                               2828 CLINTON DRIVE
                              HOUSTON, TEXAS 77020


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 27, 1996

                            ------------------------

     Notice is hereby given that the annual meeting of the stockholders of Air-Cure Technologies, Inc. (the "Company") will be held at the offices of the Company, 2828 Clinton Drive, Houston, Texas 77020, on Thursday, June 27, 1996, at 11:00 a.m. central time, for the following purposes:

     1. To elect a board of six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify;

     2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of common stock, $.001 par value ("Common Stock"), to 30,000,000 shares from the 20,000,000 shares presently authorized; and

     3. To consider and act upon such other business as may properly be presented to the meeting.

     A record of stockholders has been taken as of the close of business on May 7, 1996, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at the offices of the Company commencing June 10, 1996, and may be inspected during normal business hours before the annual meeting.

     If you do not expect to be present at the meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed stamped envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                       By Order of the Board of Directors



                                       Lawrance W. McAfee,
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary

May 17, 1996

                          AIR-CURE TECHNOLOGIES, INC.
                               2828 CLINTON DRIVE
                              HOUSTON, TEXAS 77020

                                PROXY STATEMENT


     This Proxy Statement is being mailed to stockholders commencing on or about May 17, 1996, in connection with the solicitation by the board of directors of Air-Cure Technologies, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas on June 27, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted: (i) for the election of each of the directors nominated by the Company named herein and (ii) for approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock to 30,000,000 shares from the 20,000,000 shares presently authorized. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

     As of May 7, 1996, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 11,641,768 shares of the Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, six nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

             Name                                  Position                        Age        Director Since
             ----                                  --------                        ---        --------------
 Mark E. Johnson(1)  . . . . . .  Director, chairman of the board,                 45              1995
                                  president
                                  and chief executive officer

 Thomas N. Amonett(3)  . . . . .  Director                                         52              1996

 Lawrance W. McAfee(2) . . . . .  Director, executive vice president, chief        41              1995
                                  financial officer and secretary

 Pierre S. Melcher(1)  . . . . .  Director, senior vice president and              36              1996
                                  treasurer

 T. William Porter(1)(2)(3). . .  Director                                         54              1995

 James L. Rainey, Jr.(2)(3). . .  Director                                         66              1993

                                                   (Footnotes on following page)
________

(1) Pursuant to an agreement with the Company, so long as Messrs. Johnson and Melcher together own 20% or more of the Company's outstanding Common Stock, they have the right to designate two nominees for election to the board, not more than one of which may be an employee of the Company. Mr. Johnson and Mr. Porter have been designated as nominees pursuant to this agreement.

(2)  Member, audit committee of the board of directors.

(3)  Member, compensation committee of the board of directors.

     Mark E. Johnson was elected chairman of the board, president and chief executive officer in March 1996. From February 1994 until December 1995, Mr. Johnson was a shareholder, director and president of Allied Industries, Inc. ("Allied"), a subsidiary of the Company. Prior to that time, he was a private investor, and a shareholder, director and president of Semco, Inc., a manufacturer of pneumatic conveyancing equipment, and Stillbrooke Corporation ("Stillbrooke"), a cemetery and funeral home company, both based in Houston, Texas. Previously, Mr. Johnson was a partner with KPMG Peat Marwick.

     Thomas N. Amonett currently serves as the president and chief executive officer of the energy subsidiary of Reunion Resources Company ("Reunion"). Previously, and commencing July 1, 1992, Mr. Amonett served as a director and as the president and chief executive officer of Reunion. Prior thereto he had been engaged in the practice of law with Fulbright & Jaworski in Houston, Texas, where he was of counsel for more than five years. From 1982 through 1986 he served as president of Houston Oil Fields Company, a Houston-based oil and gas exploration and production company. He also served as chairman of the board of directors of Weatherford International Incorporated, an oil field service company, from 1986 to 1989 and where he continues to serve as a director. Mr. Amonett also serves as a director of PetroCorp, Incorporated, a Houston-based oil and gas company.

     Lawrance W. McAfee was elected executive vice president and chief financial officer of the Company in January 1993 and secretary in May 1993. From August 1991 until he joined the Company, Mr. McAfee was chief financial officer and a director of Waste Processor Industries, Inc., an environmental services company. From 1989 to August 1991, he was senior vice president - corporate development and chief financial officer of Stillbrooke. From 1982 to 1989, Mr. McAfee was with U.S. Home Corporation, a residential builder, developer and financial services company, where he served as vice president and chief financial officer.

     Pierre S. Melcher was elected senior vice president and treasurer of the Company in April 1996. From February 1994 until December 1995, Mr. Melcher was a shareholder, director and senior vice president of Allied. Prior to that time, he was a private investor and a shareholder, director and senior vice president of Semco, Inc., a manufacturer of pneumatic conveyancing equipment. From 1988 to 1991 Mr. Melcher was an investment banker with Texas Commerce Bank.

     T. William Porter is a partner of Porter & Hedges, L.L.P., a Houston-based law firm. He also serves on the board of directors of Gundle/SLT
Environmental, Inc.

     James L. Rainey, Jr. is a business consultant. From May 1986 through April 1991, he was the president and chief executive officer of Farmland Industries, Inc., the largest agricultural supply cooperative in the United States. Previously, Mr. Rainey spent over 20 years with Kerr-McGee Corporation, including serving as president of Kerr-McGee Chemical Corporation. Mr. Rainey also serves on the board of directors of Jacobs Engineering Group, Inc., The Wirthlin Group, and Biomat, Inc.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During 1995, the board of directors convened on four regularly or specially scheduled occasions. The audit and compensation committees of the board each held one meeting in 1995. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year.

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The board of directors does not presently maintain a nominating committee; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

     Directors not employed by the Company are granted annually options to purchase 10,000 shares of Common Stock under the Directors' Stock Option Plan to compensate them for their services. They also receive $1,000 for each meeting of the board they attend in person. In addition, they are reimbursed for their expenses of attending these meetings.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

     The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning the executive officer of the Company who is not also a member of the board of directors is set forth below:

     John P. Fitzpatrick, 53, was elected vice president of operations of the Company in March 1995. Previously, Mr. Fitzpatrick had served as president of Air-Cure, Inc., a subsidiary of the Company. Prior to joining the Company in July 1993, Mr. Fitzpatrick spent seven years with Graco, Inc. including as manager of engineered systems operations. Previously, he spent 20 years in various sales, marketing and management positions with General Electric Corporation.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at May 7, 1996, by (i) all directors, (ii) the chief executive officer and other executive officers and
(iii) all directors and executive officers as a group.


                     Name of Person or                             Number of            Percent of
                     Identity of Group                              Shares(1)              Class
                     -----------------                             ----------           ----------
 Mark E. Johnson . . . . . . . . . . . . . . . . . . . . .          1,938,752             16.7%

 Thomas N. Amonett . . . . . . . . . . . . . . . . . . . .              2,000               *

 Lawrance W. McAfee  . . . . . . . . . . . . . . . . . . .            149,471              1.3%

 Pierre S. Melcher . . . . . . . . . . . . . . . . . . . .          2,106,554             18.3%

 T. William Porter . . . . . . . . . . . . . . . . . . . .              5,000               *

 James L. Rainey, Jr.  . . . . . . . . . . . . . . . . . .             20,000               *

 John P. Fitzpatrick . . . . . . . . . . . . . . . . . . .             37,307               *

 All directors and officers as a group (7 persons)(2)  . .          4,259,084             36.0%

________

*Less than 1% of outstanding shares.

(1) Includes shares underlying outstanding stock options, as follows: Mr. Amonett - 2,000; Mr. McAfee - 138,750; Mr. Porter - 5,000; Mr. Rainey - 20,000; and Mr. Fitzpatrick - 31,875.

(2)  Includes all shares referred to note in (1) above.

VOTE REQUIRED FOR ELECTION

     The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

                    PROPOSED ADDITIONAL SHARE AUTHORIZATION

     At the meeting, stockholders will be asked to approve an amendment (the "Amendment") to Article Four of the Company's Restated Certificate of Incorporation which increases the number of authorized shares of Common Stock of the Company to 30,000,000 shares from the 20,000,000 shares presently authorized.

     As of May 7, 1996, there were 11,641,768 shares of the Company's Common Stock issued and outstanding, and 4,926,156 shares reserved for future issuance upon exercise or conversion of the Company's outstanding warrants and options or under the Company's employee stock purchase plan. Thus, the Company has 3,432,076 uncommitted shares of Common Stock available for future issuance, and the board of directors believes this to be an insufficient number of shares for effecting possible future transactions, including, for example, stock dividends, stock splits, financing arrangements, or acquisitions by the Company of other businesses if favorable acquisitions were to become available. Except with respect to the shares of Common Stock which may be issued upon the exercise or conversion of the Company's outstanding warrants and options, the Company has no present plans for any particular issuance of additional shares of Common Stock.

     The additional shares of Common Stock authorized by the Amendment will be available for issuance at any time in the future without further stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of the Nasdaq National Market System or other exchanges on which the Common Stock were to then be listed. In the absence of the additional authorization, significant future issuances could not be effected without the expense and delay associated with further action by stockholders.

     Under certain circumstances, an increase in the number of authorized shares of Common Stock can provide corporate management with a means to discourage a change of control, such as through the issuance to stockholders of rights to purchase additional shares of Common Stock at prices below the then current market price. As in the case of other types of issuances, those intended to prevent or to discourage changes of control could be accomplished without further stockholder approval. However, the board of directors has no present intention of using the additional shares proposed to be authorized for such a purpose and is not aware that any takeover or similar action is contemplated.

APPROVAL

     Approval of the Amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting. The board of directors recommends a vote FOR approval of the Amendment to the Company's Restated Certificate of Incorporation.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at May 7, 1996, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock.

              Name of Person
           or Identity of Group                   Number of Shares                   Percent of Class
           --------------------                   ----------------                   ----------------
 Mark E. Johnson                                      1,938,752                           16.7%
    2828 Clinton Drive
    Houston, Texas 77020

 Pierre S. Melcher                                    2,106,554                           18.3%
    2828 Clinton Drive
    Houston, Texas 77020

 Kamlesh R. Tejwani                                   1,245,500(1)                        10.8%
    300 Park Avenue, 19th Floor
    New York, New York 10022


________

(1) Includes 45,000 shares of Common Stock which may be acquired upon exercise of outstanding stock options.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1995 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                                 Annual Compensation                   Compensation
                                                       --------------------------------------          ------------
                                                                                                          Stock
                                                                                                         Options
     Name and Principal Position           Year         Salary          Bonus          Other             (Shares)
     ---------------------------           ----        --------       ---------      ----------          --------
 Mark E. Johnson . . . . . . . . . .       1995        $300,000        $150,000           -                 -
   Chairman, president and                 1994         268,622         150,000           -                 -
   chief executive officer

 Lawrance W. McAfee  . . . . . . . .       1995        $141,750         $82,215           -               25,000
   Executive vice president,               1994         135,000           6,250           -               15,000
   chief financial officer and             1993          84,615          18,750        $29,881(1)           -
   secretary

 Pierre S. Melcher . . . . . . . . .       1995        $150,000        $150,000           -                 -
   Senior vice president                   1994         133,583         150,000           -                 -
   and treasurer

 John P. Fitzpatrick . . . . . . . .       1995        $130,000         $75,400           -               12,500
   Vice president of operations            1994         120,000          33,648           -               12,500
                                           1993          55,000            -              -               30,000

 Michael P. Lawlor(2)  . . . . . . .       1995        $225,000        $130,500-          -               25,000
   Former chairman, president              1994         225,000            -              -               50,000
   and chief executive officer             1993         134,616            -              -                 -

________

(1)  Consists of reimbursement for relocation expenses.

(2)  Mr. Lawlor ceased serving in these positions on March 1, 1996.

OPTION GRANTS

     The following sets forth information about stock option grants during 1995 to the Named Executives.

                                                                                                   Potential Realized
                                                                                                    Value at Assumed
                                                                                                     Annual Rates of
                                                                                                       Stock Price
                                                                                                    Appreciation for
                                                  Individual Grants                                  Option Term(1)
                             ------------------------------------------------------------          ------------------
                                               Percentage
                                                  of
                                                 Total
                                                Options
                                                Granted
                                              to Employees
                              Options              in           Exercise       Expiration
          Name               Granted(2)           1995            Price         Date(3)             5%            10%
          ----               ----------       ------------      --------       ----------           --            ---
 Lawrance W. McAfee            25,000             12%             $2.44          6/29/00          $16,836       $37,271

 John P. Fitzpatrick           12,500              6%             $2.44          6/29/00          $ 8,418       $18,636

 Michael P. Lawlor(4)          25,000             12%             $2.44          6/29/00          $16,836       $37,271

________

(1) Potential values stated are the result of using the SEC method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(2) The options were granted for a term of five years, subject to earlier termination in certain events related to termination of employment.

(3) Of the options granted, 25% become exercisable on the first anniversary date of the grant. An additional 25% of the options become exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(4) Served as chairman, president and chief executive officer until March 1, 1996.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock for each of the Named Executives held by them at December 31, 1995. None of the Named Executives exercised any stock options during 1995.

                                                                                Value of
                                    Number of Unexercised                      Unexercised
                                         Options at                           In-the-Money
                                      December 31, 1995                        Options at
                                          (Shares)                        December 31, 1995(1)
                              --------------------------------       -------------------------------
           Name               Exercisable        Unexercisable       Exercisable       Unexercisable
           ----               -----------        -------------       -----------       -------------
 Lawrance W. McAfee              78,750             61,250             $  938             $2,813

 John P. Fitzpatrick             25,625             29,375             $  781             $2,344

 Michael P. Lawlor(2)           218,750             56,250             $1,563             $4,688

________

(1) Represents the difference between the closing price of the Common Stock on the American Stock Exchange on December 31, 1995 ($3.625 per share), and any lesser exercise price.

(2) Served as chairman, president and chief executive officer until March 1, 1996.

EMPLOYMENT AGREEMENTS

     Mr. Johnson is employed under an agreement entered into effective December 1995 providing for a two year term, which is automatically extended for additional one year periods unless either party gives the other six months notice prior to the end of any term then in effect. Pursuant to the agreement, Mr. Johnson receives an annual salary of $300,000 per year and is entitled to receive an annual bonus in an amount up to 50% of the annual salary pursuant to mutually agreed upon incentive plans. The agreement also provides that the employee will not compete with the business of the Company for a period of two years after termination of the Agreement.

     Mr. McAfee is employed under an agreement entered into effective March 1996 with the Company which is for a three year term and for which an additional one year term is added to the term of the agreement upon the expiration of each one year period, unless either party gives prior notice that such one year additional term will not apply. Pursuant to the agreement, Mr. McAfee receives a base annual salary of $200,000 and for 1996, he is entitled to a bonus of not less than $50,000. Additionally, the agreement provides for a stock option grant of 100,000 shares of Common Stock, 25,000 shares of which are immediately vested and the remaining 75,000 shares vest as to 33% thereof on March 1 of each year beginning in 1997. Mr. McAfee's agreement also contains a provision pursuant to which if he is terminated subsequent to a change of control in the Company or Mr. McAfee elects to terminate his employment within one year after such change of control, he is entitled to payment of two times his base compensation. The agreement also provides that the employee will not compete with the business of the Company for a period of two years after termination of the Agreement.

     Mr. Melcher is employed under an agreement entered into in December 1995 providing for a two year term, which is automatically extended for additional one year periods unless either party gives the other six months notice prior to the end of any term then in effect. Pursuant to the agreement, Mr. Melcher receives an annual salary of $150,000 per year and is entitled to receive an annual bonus in an amount up to 50% of the annual salary pursuant to mutually agreed upon incentive plans. The agreement also provides that the employee will not compete with the business of the Company for a period of two years after termination of the Agreement.

     Mr. Fitzpatrick is employed under an agreement entered into in March 1995 providing for a three year term. Pursuant to the agreement, Mr. Fitzpatrick receives an annual salary of $130,000 per year and is entitled to receive an annual bonus in an amount based on any incentive plans adopted by the Company. The agreement also provides that the employee will not compete with the business of the Company for a period of four years from the date of the Agreement or one year following the termination of Agreement, whichever is longer.

     Mr. Lawlor, who ceased serving as a director and officer of the Company on March 1, 1996, is party to an employment agreement with the Company which expires in December 1997. Pursuant to this agreement, Mr. Lawlor will receive a salary of $240,000 and participate in certain Company benefit plans. The agreement also provides that upon a change of control, in the event the employee provides certain required notices to the Company, the Company is obligated to pay to the employee an amount equal to three times his base compensation (as defined in the agreement). The agreement also provides that the employee will not compete with the Company for a period of two years after termination of the Agreement.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has furnished the following report on executive compensation for 1995:

     The Company seeks to relate a significant portion of the potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following components: base compensation, bonus, and stock - based benefits.

     Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the board as acceptably discharging the levels and types of responsibility implicit in the various executive positions. The board also takes into consideration industry and non- industry compensation levels for professional peer groups. Based on these factors, Mr. Lawlor received based compensation of $225,000 during 1995.

     Annual bonuses for senior executives were determined pursuant to a bonus plan which reflected bonuses based on the Company achieving certain levels of earnings per share. In setting the earnings per share targets and potential bonuses payable, the board considered the total compensation payable or potentially payable to the chief executive officer and the other Named Executives. Although development of any business involves factors other than profitability, the emphasis of the board was to encourage management to improve the Company's profitability. As such, bonuses were based entirely upon the objective criteria of the Company achieving certain earnings per share. On this basis, Mr. Lawlor received a bonus of $130,500 related to 1995 earnings.

     The board of directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. For the last two years, the Company has sought to encourage such value building for stockholders through the annual award of nonqualified stock options to senior executives. During 1995, Mr. Lawlor was granted an option to purchase 25,000 shares of the Company's common stock.

     The foregoing report is given by the entire incumbent board of directors since two members of the compensation committee of the board during 1995 are no longer directors of the Company.

                                Mark E. Johnson
                               Thomas N. Amonett
                               Lawrance W. McAfee
                               Pierre S. Melcher
                               T. William Porter
                                James L. Rainey

PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on the Company's Common Stock (trading symbol "ATSS") since December 14, 1990 as compared to the returns of all companies whose equity securities are traded on the American Stock Exchange and Nasdaq (the "Broad Markets") and a peer group (the "Peer Group") selected by the Company. This Peer Group includes Air & Water Technologies Corporation, Environmental Elements Corporation, Midwesco Filter Resources, Inc. and BHA Associates. The graph assumes $100 was invested on December 14, 1990 in the Company's Common Stock, the Broad Markets and the Peer Group and assumes reinvestment of dividends.



                                    [GRAPH]


                     12-14-90   03-28-91   03-31-92   03-31-93   12-31-93   12-31-94   12-31-95
NASDAQ                    100     129.83     162.52     185.77      209.1     202.42      283.2
ATSS                      100     118.15     178.57      86.87      94.11      45.85      69.98
COMPARABLES               100     117.66      114.8      85.45      76.14      52.15      52.75
AMEX                      100     116.58     128.21     137.43     154.86     140.75     177.93


AUDITORS

     Arthur Andersen L.L.P., a certified public accounting firm, has served as the independent auditor of the Company since 1994. While management anticipates that this relationship will continue to be maintained during 1996 and subsequent years, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Arthur Andersen L.L.P. inasmuch as no such action is legally required. Representatives of Arthur Andersen L.L.P. plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance will all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter which the committee or the auditors may wish to discuss.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Securities and Exchange Commission which purport to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Other Information - Board Report on Executive Compensation" or "Other Information - Performance Graph."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1995, all filing requirements applicable to the Company's executive officers, directors and 10% shareholders were met.

OTHER MATTERS

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 annual meeting of stockholders is required to submit such proposals to the Company on or before December 31, 1996.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated to vote shares covered by board of directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.


                                       By Order of the Board of Directors



                                       Lawrance W. McAfee,
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary

May 17, 1996

            PROXY                                 AIR-CURE TECHNOLOGIES, INC.
                                                       2828 CLINTON DRIVE
                                                     HOUSTON, TEXAS  77020



  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON JUNE 27, 1996

         The undersigned stockholder of Air-Cure Technologies, Inc. (the "Company") hereby appoints each of Mark E. Johnson and Lawrance W. McAfee attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2828 Clinton Drive, Houston, Texas 77020, on June 27, 1996, at 11:00 a.m., central time, and at any adjournments of said meeting, all of the shares of Common Stock which the undersigned may be entitled to vote.

1. ELECTION OF DIRECTORS:   [ ]   FOR the election of Mark E. Johnson, Thomas
                                  N. Amonett, Lawrance W. McAfee, Pierre S.
                                  Melcher, T. William Porter, and James L.
                                  Rainey, Jr. as directors.

                            [ ] WITHHOLD AUTHORITY to vote for ALL directors listed above.

                            [ ] WITHHOLD AUTHORITY to vote ONLY for the directors written on the line below:


                                  ----------------------------------------------

2. APPROVAL OF THE ADDITIONAL SHARE AUTHORIZATION:

   [ ]   FOR                [ ]   AGAINST             [ ]   ABSTAIN

                            CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE

3. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR the nominees and each other proposal above and if no specification is made, the shares will be voted FOR election of the nominees named herein, and FOR approval of the additional share authorization. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.


                                            Dated ..........................1996

                                            ....................................
                                                    Stockholder's Signature

                                            ....................................
                                                    Stockholder's Signature

Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED